Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ALLIANCE HOLDINGS GP, L.P

This Certificate of Limited Partnership, dated November 10, 2005, has been duly executed and is filed pursuant to
Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1. Name. The name of the limited partnership is “Alliance Holdings GP, L.P.”

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the business and mailing address of the general partner is:

Alliance GP, LLC

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

IN WITNESS WHEREOF, the undersigned has executed the Certificate of Limited Partnership as of the date written first above.

ALLIANCE HOLDINGS GP, L.P.

By:	Alliance GP, LLC, its General Partner

By:	/s/ Thomas L. Pearson
Thomas L. Pearson Senior Vice President—Law and Administration, General Counsel and Secretary